UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2026
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Monroe Capital Corporation
(Exact name of registrant as specified in its charter)
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Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, 35th Floor Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 258-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MRCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.
Special Meeting Results
On March 13, 2026, Monroe Capital Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved two proposals as set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting, as filed with the Securities and Exchange Commission on January 20, 2026 (the “Proxy Statement”). As of January 15, 2026, the record date for the Special Meeting, 21,666,340 shares of the Company’s common stock were outstanding and eligible to vote. There were no broker non-votes at the Special Meeting.
Proposal 1: The Company's stockholders approved the Asset Sale Proposal, as defined in the Proxy Statement. The final voting results from the Special Meeting on this proposal were as follows:

For	Against	Abstain
11,645,478	1,474,408	558,097
Proposal 2: The Company's stockholders approved the Merger Proposal, as defined in the Proxy Statement. The final voting results from the Special Meeting on this proposal were as follows:

For	Against	Abstain
11,636,057	1,486,581	555,345

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

Date: March 13, 2026	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer and Chief Investment Officer